EXCHANGE TRADED MANAGERS GROUP LLC

CODE OF ETHICS

This Code of Ethics (“Code”) has been adopted by Exchange Traded Managers Group LLC (the “Parent”) and its affiliates, ETF Managers Group LLC (the “Adviser”), ETFMG Financial LLC (the “Distributor”), and ETF Managers Trust (“Trust”). The Parent and each of its affiliates are collectively referred to herein as “ETFMG” and each, as context dictates, may be referred to herein as “ETFMG.” While affirming its confidence in the integrity and good faith of all of its officers and trustees, ETFMG recognizes that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions which may be possessed by certain of officers, employees and trustees could place such individuals, if they engage in personal transactions in securities which are eligible for investment by ETFMG, in a position where their personal interest may conflict with that of ETFMG.

This Code is designed to comply with Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”) and the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940, as amended (the “1940 Act”). ETFMG has determined to adopt this Code to set forth standards of conduct and require supervised persons to comply with applicable federal securities laws. The purpose of the Code is to establish standards that promote honest and ethical conduct, full, fair, accurate and timely disclosure with regulatory authorities, compliance with all applicable governmental laws, rules and regulations, prompt internal reporting of violations of the Code and accountability for adherence to the Code. The Code prohibits certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict), and to establish reporting requirements and enforcement procedures.

I.	Statement of General Principles.

In recognition of the trust and confidence placed in ETFMG by its shareholders, and to give effect to the ETFMG’s belief that its operations should be directed to the benefit of its shareholders, ETFMG hereby adopts the following general principles of this Code to guide the actions of its trustees, officers and employees:

(1)	The interests of ETFMG’s shareholders are paramount, and all of ETFMG’s personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of the shareholders before their own.

(2)	All personal transactions in securities by ETFMG’s personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of ETFMG and its shareholders.

(3)	All of ETFMG’s personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to ETFMG, or that otherwise bring into question the person’s independence or judgment.

II.	Definitions.

(1)	“Access Person” shall mean (i) each director/trustee, officer, partner, employee or registered representative of ETFMG or any of ETFMG’s advisers (or of any company in a Control relationship to ETFMG), (ii) certain contractors (including investment sub-advisers) of ETFMG, as determined and notified by ETFMG’s Chief Compliance Officer (“CCO”), (iii) any other person, as determined and notified by the CCO, who, in connection with his or her regular functions or duties, makes, participates in, or obtains non-public information regarding, the purchase or sale of a Security by ETFMG, its affiliates or any series thereof (each a “Fund”), or (iv) such other persons designated under this Code.

(2)	An “actively managed Fund” is any Fund (as defined below) other than an index-based Fund.

(3)	“Account” shall mean any accounts of any Access Person or a member of their immediate family (any relative by blood or marriage) living in the Access Person’s household, and any account (brokerage, investment, dividend reinvestment programs, mutual fund, 529 Plan, 401(k) or other retirement accounts, employee stock purchase program or employee stock options programs) in which he or she has a direct or indirect beneficial interest or exercises investment discretion. An “Account” does not include accounts held directly with mutual fund companies.

(4)	“Beneficial Ownership” of a security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. This means that a person should generally consider himself the beneficial owner of any securities in which he has a direct or indirect pecuniary interest. In addition, a person should consider himself the beneficial owner of securities held by his spouse, his minor children, a relative who shares his home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him with sole or shared voting or investment power.

(5)	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company’s outstanding voting security is presumed to give the holder thereof control over the company. Such presumption may be countered by the facts and circumstances of a given situation.

(6)	“Covered Person” shall include all Access persons who (i) make or participate in the making of investments and/or potential investments for Funds; (ii) have access to non-public information on investments and/or potential investments for Funds; or (iii) have access to non-public information regarding securities recommendations to clients.

(7)	“Independent Trustee” means a Trustee of the ETF Managers Trust who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.

(8)	An “index-based Fund” is a Fund (as defined below) that seeks to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of a specified index.

(9)	“Initial Public Offering” (“IPO”) means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

(10)	“Private Placement” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) in the Securities Act of 1933.

(11)	“Purchase or sale of a Security” includes, among other things, the writing of an option to purchase or sell a Security.

(12)	“Restricted Security” means any Security (i) that is held or to be acquired by an actively managed Fund; (ii) that the Adviser is researching, analyzing or considering buying or selling for a Fund; or (iii) for which a Covered Person may have material non-public information.

(13)	“Security” shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act and shall include, but is not limited to: any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any Security (including a certificate of deposit) or on any group or index of Securities, or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, any exchange traded vehicle (including, but not limited to, closed-end mutual funds, exchange traded notes and exchange traded funds). Further, for purpose of the Code, “Security” shall include any commodity contracts and derivatives.

(14)	A Security “held or to be acquired” by ETFMG or any Fund means (A) any Security which (i) is or has been held by ETFMG or any Fund, or (ii) is being or has been considered by a Fund’s investment adviser or sub-adviser for purchase by the Fund; (B) and any option to purchase or sell and any Security convertible into or exchangeable for any Security described in (A) above.

(15)	A Security is “being purchased or sold” by ETFMG from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for ETFMG until the time when such program has been fully completed or terminated.

III.	Prohibited Purchases and Sales of Securities.

(1)	No Access Person shall, directly or indirectly:

(A)	Purchase or sell any Security that ETFMG or its affiliates distribute or sponsor;

(B)	Employ any device, scheme or artifice to defraud a Fund;

(C)	Make to a Fund any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(D)	Engage in any act, practice or course of business which would operate as a fraud or deceit upon a Fund; or

(E)	Engage in any manipulative practice with respect to a Fund.

(2)	No Access Person shall purchase or sell, directly or indirectly, any underlying Security contained in any index-based Fund(s) that ETFMG or its affiliates distribute or sponsor for a period beginning prior to trading in connection with a respective portfolio rebalance in any such Fund(s) and ending after settlement of trades performed in connection with the portfolio rebalance (the “Restrictive Period”). The CCO shall notify all Access Persons in writing of any Securities subject to the Restrictive Period (the “Restricted List”), specifying both the commencement date and duration of such Restrictive Period.

(3)	No Covered Person shall purchase or sell, directly or indirectly, any Restricted Security, unless pre-approval is received from the CCO.

(4)           The requirements contained in paragraphs III(1)(A), III(2) and III(3) above shall not apply to:

a)	An Independent Trustee or a Member of the Board of Managers of Exchange Traded Managers Group LLC (the “Board of Managers”;

b)	Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control (i.e., a managed account in which the Access Person does not exercise discretion over the account);

c)	Transactions effected pursuant to an automatic 401(k) Plan or automatic dividend reinvestment plan;

d)	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

e)	Shares issued by open-end investment companies registered under the 1940 Act; and
c
f)	Parent company stock.

IV.       Additional Restrictions and Requirements.

(1)	Each Access Person is prohibited from acquiring, either directly or indirectly, Beneficial Ownership of any securities offered in connection with an IPO, in which ETFMG or its affiliates are either the distributor, sponsor or member of the selling group.

(2)	Access Persons must obtain approval of the CCO before acquiring Beneficial Ownership in any other IPO or a Private Placement.

(3)	No Access Person shall accept or receive any gift of more than de minimis[1] value from any person or entity that does business with or on behalf of ETFMG.

1 De minimis value is generally intended to mean gifts of less than $200 in value.

V.	Reporting Obligations.

(1)	Each Access Person (with the exception of anyone named in Section III(4)(a)) must provide to the CCO, no later than ten days after he or she becomes an Access Person, an initial holdings report, and, within forty-five days after the end of each calendar year, an annual holdings report. The initial and annual holding reports shall disclose:

(A)	The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal of amount of each Security in which such Access Person had any direct or indirect Beneficial Ownership;

(B)	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

(C)	The date that the report was submitted by the Access Person.

The information included in the initial holdings report must be current as of a date no more than 45 days prior to the date such person becomes an Access Person. The information included in the annual holdings report must be as of each calendar year-end. The Initial Holdings Report and Annual Holdings Report are attached as Exhibit I and Exhibit II, respectively.

(2)	Access Persons are not required to submit an initial or annual holdings report with respect to transactions effected for, and Securities held in, any account over which the Access Person has no direct or indirect influence or Control.

(3)	Except as discussed below, each Access Person (with the exception of anyone named in Section III(4)(a)) shall provide to the CCO broker trade confirmations or account statements (“trading statements”), for each Account in which the Access Person has direct or indirect Control or Beneficial Ownership, for the most recent month. Such trading statements shall include the investment activities of family members. The CCO shall submit such transaction reports with respect to his or her own personal securities transactions to an officer designated to receive his or her reports, who shall act in all respects in the manner prescribed herein for the CCO.

(4)	Every trading statement shall be provided on a monthly basis to the CCO not later than 30 days after the end of the month in which the transaction to which the trading statement relates was effected. The trading statements shall contain the following information:

(A)	The name of the account holder and the account number;

(B)	The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;

(C)	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(D)	The price of the Security at which the transaction was effected;

(E)	The name of the broker, dealer or bank with or through whom the transaction was effected;

(5)	Notwithstanding anything herein to the contrary, an Independent Trustee or a Member of the Board of Managers shall report transactions in Securities only if such person knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known immediately preceding or following the date of the trustee’s transaction, such Security was purchased or sold, or was being considered for purchase or sale, by ETFMG. (The “should have known” standard implies no duty of inquiry, does not presume there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed meeting a Fund’s investment objectives, or that any knowledge is to be imputed because of prior knowledge of the Fund’s portfolio holdings, market considerations, or the Fund’s investment policies, objectives and restrictions.)

(6)	Each Independent Trustee or Member of the Board of Managers shall report the name of any publicly-owned company (or any company anticipating a public offering of its equity securities) and the total number of its shares beneficially owned by him or her if such total ownership is more than 1/2 of 1% of the company’s outstanding shares. Such report shall be made promptly after the date on which the Trustee’s ownership interest equaled or exceeded 1/2 of 1%.

VI.       Review and Enforcement.

(1)	The CCO is responsible for identifying each person who is (a) an Access Person of ETFMG; and (b) required to report his or her transactions under this Code and shall inform such Access Persons of their reporting obligation under the Code. Such Access Persons shall promptly upon such request or notification execute the Compliance Certification attached hereto as Exhibit III.

(2)	The CCO shall compare all reported personal securities transactions with the Restricted List during each respective Restricted Period to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the CCO may give such person an opportunity to supply additional explanatory material.

(3)	If the CCO determines that a violation of this Code may have occurred, he or she shall conduct an investigation of the alleged violation and submit a written determination upon conclusion together with supporting documentation to the Chief Executive Officer (“CEO”).

(4)	If the CEO concludes that a violation has occurred, the CEO shall impose upon the individual such sanctions as he or she deems appropriate, including but not limited to dismissal, suspension, disgorgement of profits, cancellation of trades, selling of positions and suspension of personal trading privileges and shall report the violation and the sanction imposed to the Board of Trustees of ETFMG.

(5)	No person shall participate in a determination of whether he has committed a violation of the Code or of the imposition of any sanction against himself. If a securities transaction of the CEO is under consideration, any other senior officer shall act in all respects in the manner prescribed herein for the CEO.

VII.	Investment Adviser’s or Administrator’s Code of Ethics.

Each investment adviser (including, where applicable, any sub-adviser), administrator or manager (where applicable), and principal underwriter of ETFMG shall:

(1)	Submit to the Board of Trustees of the Trust a copy of its code of ethics adopted pursuant to or in compliance with Rule 17j-1;

(2)	Promptly report to ETFMG in writing any material amendments to such code of ethics;

(3)	Promptly furnish to ETFMG, upon request, copies of any reports made pursuant to such code of ethics by any person who is an Access Person as to ETFMG;

(4)	Shall immediately furnish to the Board, without request, all material information regarding any violation of such code of ethics by any person who is an Access Person; and

(5)	At least once a year, provide the Board with a written report that describes any issue(s) that arose during the previous year under its code of ethics, including any material code violations and any resulting sanction(s), and a certification that it has adopted measures reasonably necessary to prevent its personnel from violating its code of ethics.

VIII.       Annual Written Report to the Board.

At least once a year, the CCO for ETFMG will provide the Board of Trustees a written report that includes:

(1)	Issues Arising Under the Code. The report will describe any issue(s) that arose during the previous year under the Code, including any material code violations, and any resulting sanction(s).

(2)	Certification. The report will certify to the Board of Trustees that ETFMG has adopted measures reasonably necessary to prevent its personnel from violating the Code.

IX.       Records.

ETFMG shall maintain records in the manner and to the extent set forth below, which records may be maintained under the conditions described in Rule 31a-2 under the 1940 Act and shall be available for examination by representatives of the Securities and Exchange Commission.

(1)	A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

(2)	A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

(3)	A copy of each report submitted by an Access Person who is required to report under this Code, including any information provided in lieu of any such reports, shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made or the information is provided, the first two years in an easily accessible place;

(4)	A list of all persons who are, or within the past five years have been, required to submit their reports pursuant to this Code, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

(5)	A copy of each annual report to the Board of Trustees will be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

(6)	A record of any decision, and the reasons supporting the decision, to approve the acquisition of Securities in an IPO or a Private Placement, shall be preserved for at least five years after the end of the fiscal year in which the approval is granted.

X.	Miscellaneous.

(1)	Confidentiality. All reports of securities transactions and any other information filed with ETFMG pursuant to this Code shall be treated as confidential unless otherwise required by law or a court of appropriate jurisdiction.

(2)	Interpretation of Provisions. The Board of Trustees may from time to time adopt such interpretations of this Code as it deems appropriate.

(3)	Periodic Review and Reporting. The CEO shall report to the Board of Trustees at least annually as to the operation of this Code and shall address in any such report the need (if any) for further changes or modifications to this Code.

EXHIBIT I

INITIAL HOLDINGS REPORT

Name of Reporting Person:	____________________________
Date Person Became Subject to the
Code’s Reporting Requirements:	____________________________
Information in Report Dated as of:	____________________________
Date Report Submitted:	____________________________

Securities Holdings

Name of Issuer and Title of Security	Type of Security and Ticker Symbol or CUSIP Number (if applicable)	No. of Shares (if applicable)	Principal Amount (if applicable)

If you have no securities holdings to report, please check here. ☐

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

Securities Accounts

If you maintain an account in which any securities are held for your direct or indirect benefit, please provide the following information:

Name of Broker, Dealer or Bank	Name(s) on and Type of Account

If you have no securities accounts to report, please check here. ☐

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.

Signature	Date

EXHIBIT II

ANNUAL HOLDINGS REPORT

Name of Reporting Person:	________________________
Information in Report Dated as of:	________________________
Date Report Submitted:	________________________
Calendar Year Ended:	December 31, _______

Securities Holdings

Name of Issuer and Title of Security	Type of Security and Ticker Symbol or CUSIP Number (if applicable)	No. of Shares (if applicable)	Principal Amount (if applicable)

If you have no securities holdings to report, please check here. ☐

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

Securities Accounts

If you maintain an account in which any securities are held for your direct or indirect benefit, please provide the following information:

Name of Broker, Dealer or Bank	Name(s) on and Type of Account

If you have no securities accounts to report, please check here. ☐

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.

Signature	Date

EXHIBIT III

COMPLIANCE CERTIFICATION

Initial Certification

I certify that I:	(i) have received, read and reviewed ETFMG’s Code of Ethics;

(ii) understand the policies and procedures in the Code;

(iii) recognize that I am subject to such policies and procedures;

(iv) understand the penalties for non-compliance;

(v) will fully comply with ETFMG’s Code of Ethics; and

(vi) have fully and accurately completed this Certificate.

Signature:

Name:
(Print Name)

Date Submitted	_____________________________